UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Compensatory Arrangements of Certain Officers.

On June 30, 2009, Bimini Capital Management, Inc. (the “Company”), entered into agreements with its Chairman and Chief Executive Officer, Robert E. Cauley, and its President, CIO, and CFO, G. Hunter Haas IV (the “Agreements”).  Each Agreement provides for termination benefits in the event Mr. Cauley or Mr. Haas (each an “Executive”) is terminated without Cause, resigns for Good Reason, or dies or becomes disabled during the term of his Agreement, all in accordance with the terms of the Agreement.

The termination benefits include payment of accrued but unpaid salary and bonuses, reimbursement of business expenses incurred during the term of employment, and continued health plan coverage through the remaining term of the Agreement.

If the Company terminates an Executive without Cause within six months of a Change of Control, or if an Executive resigns for Good Reason within six months after a Change of Control, then the termination benefits shall include an amount equal to three times the Executive’s Current Cash Compensation.  If in the absence of a Change of Control, (i) the Company terminates an Executive without Cause, (ii) an Executive resigns for Good Reason or (iii) an Executive dies or is disabled, then in each case the termination benefits shall include an amount equal to the amount of Current Cash Compensation that would have been paid to the Executive over the remaining term of his Agreement.

Current Cash Compensation is defined as  annual base salary in effect for the Executive at the time of termination plus the average of annual cash bonuses for the two preceding years.  The Agreements have an initial term of three years, and each Agreement will continue to renew for additional one year terms, unless sooner terminated.

Also in June 2009, Mr. Cauley and Mr. Haas each received 500,000 Phantom Shares under the Company’s 2003 Long Term Incentive Compensation Plan.  All of the Phantom Shares will vest on June 16, 2014.  Mr. Cauley and Mr. Haas each filed a Form 4 disclosing his Phantom Share award.

The Agreements and Phantom Share awards described above are intended to ensure the continued employment of Mr. Cauley and Mr. Haas without increasing the Company’s cash compensation expense.  In particular, the five year vesting requirement on the Phantom Shares and the three year term of the Agreements are designed to incentivize the Executives and ensure their continued employment.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K.

10.21	Cauley Agreement dated June 30, 2009.
10.22	Haas Agreement dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ G. Hunter Haas
G. Hunter Haas
President, Chief Investment Officer, Chief Financial Officer and Treasurer